UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 25, 2009

Medallion Financial Corp.

(Exact name of registrant as specified in its charter)

Delaware	814-00188	04-3291176
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

437 Madison Avenue, 38th Floor, New York, New York	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 328-2100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT AND ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION.

On November 25, 2009, Taxi Medallion Loan Trust II (the “Trust”), an indirect wholly-owned subsidiary of Medallion Financial Corp. (the “Company”), and Medallion Funding Corp. (“Medallion Funding”), a wholly-owned subsidiary of the Company, entered into an amendment (the “Amendment”) which amended the Loan and Security Agreement, dated December 19, 2006 (the “Credit Agreement”), by and among the Trust, Citicorp North America, Inc. (“CNAI”) as Administrative Agent, Citibank N.A. as the committed institutional lender and Charta LLC as the conduit lender and the Servicing Agreement, dated December 19, 2006 (the “Servicing Agreement”), by and among the Trust, Medallion Funding and CNAI. Under the terms of the Amendment, the term period of the Credit Agreement was extended to May 25, 2010, the maximum commitment amount of the credit facility was decreased to $35 million and other technical changes were implemented. As of November 30, 2009, there was $27.4 million outstanding under the credit facility.

The foregoing description of the Amendment is qualified in its entirety by reference to the Amendment which is attached as an exhibit hereto and is incorporated herein by reference in its entirety.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.	Description

10.1	Amendment No. 3, dated as of November 25, 2009, among Taxi Medallion Loan Trust II, Medallion Funding Corp., the persons from time to time party thereto as Conduit Lenders, the financial institutions from time to time party thereto as Committed Lenders, the financial institutions from time to time party thereto as Managing Agents, and Citicorp North America, Inc., as Administrative Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDALLION FINANCIAL CORP.

By:	/s/ LARRY D. HALL
Name:	Larry D. Hall
Title:	Chief Financial Officer

Date: December 1, 2009

Exhibit Index

Exhibit No.	Description

10.1	Amendment No. 3, dated as of November 25, 2009, among Taxi Medallion Loan Trust II, Medallion Funding Corp., the persons from time to time party thereto as Conduit Lenders, the financial institutions from time to time party thereto as Committed Lenders, the financial institutions from time to time party thereto as Managing Agents, and Citicorp North America, Inc., as Administrative Agent.